UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 20, 2010

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway Omaha, Nebraska	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2010, TC PipeLines, LP announced that Russ Girling, Chairman and Chief Executive Officer (CEO) of TC PipeLines GP, Inc., the General Partner of the Partnership, will be resigning his positions with the General Partner effective March 1, 2010 to focus on his role as Chief Operating Officer of TransCanada Corporation.

Effective March 1, 2010, Greg Lohnes is appointed Chairman of TC PipeLines GP, Inc. and James Baggs is appointed to TC PipeLines GP, Inc.’s Board of Directors. Mark Zimmerman will continue in his role as President, which he has held since January 2007, and as the principal executive officer of the Partnership, he will be responsible for all management activities previously handled by the CEO.

Mr. Lohnes has served as a director of the General Partner since January 2007. His principal occupation is Executive Vice-President and Chief Financial Officer of TransCanada Corporation, a position he has held since June 2006. Prior to June 2006, he was President and Chief Executive Officer of Great Lakes Gas Transmission Company.

Mr. Baggs is currently a Vice President for TransCanada Corporation, responsible for its Operations and Engineering functions across North America. He has been with the company for 21 years.

A copy of the press release announcing these changes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	TC PipeLines, LP News Release dated January 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Donald J. DeGrandis Donald J. DeGrandis Secretary

Dated:  January 20, 2010